UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2021

GENESCO INC.

(Exact name of registrant as specified in its charter)

Tennessee	1-3083		62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1415 Murfreesboro Pike	Nashville	Tennessee	37217-2895
(Address of Principal Executive Offices)			(Zip Code)

(615) 367-7000

Registrant's telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 21, 2021, Genesco Inc. (the “Company”) announced that Thomas A. George has been named Senior Vice President, Finance and Chief Financial Officer of the Company, effective immediately. Mr. George’s appointment is currently structured to end in March 2024 after the filing of the Company’s Annual Report on Form 10-K for the 2024 fiscal year (the “2024 10-K”). Mr. George began employment with the Company as a financial advisor on November 30, 2020 and was named Senior Vice President, Finance and Interim Chief Financial Officer of the Company on December 1, 2020.

Prior to his employment with the Company, Mr. George, 66, most recently served as chief financial officer of Deckers Brands, a position he held from September 2009 to July 2018. Prior to serving in that role, Mr. George served as chief financial officer of Opthonix, Inc. from 2005 to 2009, and as chief financial officer of Oakley, Inc. from 1997 to 2005. Mr. George does not have any family relationships with any of the Company's directors or executive officers. There are no arrangements or understandings between Mr. George and any other persons pursuant to which he was selected as Senior Vice President, Finance and Chief Financial Officer of the Company. There are no transactions involving the Company and Mr. George that would be reportable under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. George will continue to receive an annual base salary of $500,000. In the event of Mr. George’s involuntary termination without cause within the first 18 months following April 1, 2022, Mr. George will receive salary on a monthly basis for the remainder of such period. Beginning January 30, 2022, Mr. George will be entitled to receive a target incentive award for fiscal years 2023 and 2024 under the Company’s Third Amended and Restated EVA Incentive Compensation Plan (as such plan may be amended from time to time) equal to 70% of Mr. George’s base salary (the “EVA Incentive Award”). If Mr. George’s employment is involuntarily terminated without cause prior to the filing of the 2024 10-K, he is entitled to payment of a pro rata portion of the EVA Incentive Award for full months of service based on the Company’s full-year actual performance provided that he has been employed for at least 120 days during the plan year. If Mr. George’s employment continues through March 2024, any positive bank balance will be paid to him six months thereafter.  Mr. George will receive a grant of restricted stock under the Company’s 2020 Equity Incentive Plan with a grant date fair value equal to $1,490,000 (which is intended to cover his full two-year employment period through March 2024). The award vests 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% at the end of the employment period in March 2024.  Upon Mr. George’s death, disability or involuntary termination without cause, vesting of any unvested portion of the restricted stock grant will be accelerated.  Upon voluntary termination or termination with cause, any unvested awards will be forfeited. Mr. George will also be paid a $15,000 lump sum stipend per quarter in each quarter beginning January 1, 2022 until termination of employment in lieu of relocation assistance.

A press release issued by the Company announcing the appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release Issued by Genesco Inc. on October 21, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: October 21, 2021	By:	/s/ Scott E. Becker
	Name:	Scott E. Becker
	Title:	Senior Vice President, Secretary and General Counsel